UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

March 8, 2006

(Date of earliest event reported)

ALABAMA POWER COMPANY

(Exact name of Company as specified in its charter)

Alabama	1-3164	63-0004250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North 18th Street Birmingham, Alabama	35291
(Address of principal executive offices)	(Zip Code)

(205) 257-1000

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Incorporation of Certain Documents by Reference

Alabama Power Company (the “Company”) plans to issue its Series II Senior Notes due March 15, 2046 (the “Series II Senior Notes”), which will be insured by XL Capital Assurance Inc., subject to a reinsurance agreement with its affiliate, XL Financial Assurance Ltd.

Pursuant to Rule 411 of Regulation C under the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on XL Capital Assurance Inc. and XL Financial Assurance Ltd., SEC No-Action Letter (July 23, 2002), the Company does hereby incorporate by reference the consolidated financial statements of XL Capital Assurance Inc. and XL Financial Assurance Ltd. as of December 31, 2004 and December 31, 2005 and for each of the three years in the period ended December 31, 2005, included in the Annual Report on Form 10-K of XL Capital Ltd. (which was filed with the Securities and Exchange Commission on March 7, 2006) into (i) this Current Report on Form 8-K; (ii) the Company’s Registration Statement on Form S-3 (File Nos. 333-126348, 333-126348-01, 333-126348-02 and 333-126348-03); (iii) the preliminary prospectus supplement relating to the Series II Senior Notes to be filed pursuant to Rule 424(b) under the Securities Act; and (iv) the final prospectus supplement relating to the Series II Senior Notes to be filed pursuant to Rule 424(b) under the Securities Act.

In connection with the incorporation of such documents by reference, the Company is hereby filing the consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for XL Capital Assurance Inc., insurer of the Series II Senior Notes, to such incorporation by reference and to the use of its name in each such prospectus supplement. The consent of PricewaterhouseCoopers LLP is filed herewith as Exhibit 23.1.

Also, in connection with the incorporation of such documents by reference, the Company is hereby filing the consent of PricewaterhouseCoopers, independent registered public accounting firm for XL Financial Assurance Ltd., to such incorporation by reference and to the use of its name in each such prospectus supplement. The consent of PricewaterhouseCoopers is filed herewith as Exhibit 23.2.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of PricewaterhouseCoopers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2006	ALABAMA POWER COMPANY
By /s/Wayne Boston Wayne Boston Assistant Secretary